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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart J. Nichols, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of May, 2001.

/s/ Kenneth Levy                          /s/ Kenneth L. Schroeder
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Kenneth Levy                              Kenneth L. Schroeder

/s/ Edward W. Barnholt                    /s/ Richard J. Elkus, Jr.
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Edward W. Barnholt                        Richard J. Elkus, Jr.

/s/ Dean O. Morton                        /s/ Jon D. Tompkins
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Dean O. Morton                            Jon D. Tompkins

/s/ Lida Urbanek                          /s/ H. Raymond Bingham
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Lida Urbanek                              H. Raymond Bingham

/s/ Robert T. Bond
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Robert T. Bond